Exhibit 99.1

SES Announces Closing of Business Combination with

Ivanhoe Capital Acquisition Corp.

The combined company to begin trading on the New York Stock Exchange on February 4, 2022 under the ticker symbols “SES” and “SES WS”

BOSTON, MA – February 3, 2022 – SES AI Corporation (“SES”), a global leader in the development and production of high-performance lithium-metal (Li-Metal) rechargeable batteries for electric vehicles (EVs) and other applications, announced today that it has closed the previously announced business combination of SES Holdings Pte. Ltd. and Ivanhoe Capital Acquisition Corp. (“Ivanhoe”).

The transaction was approved by Ivanhoe shareholders on February 1, 2022. In connection with the transaction, Ivanhoe was renamed “SES AI Corporation.” The Class A common stock and warrants of SES will commence trading on the New York Stock Exchange on February 4, 2022, under the new ticker symbols, “SES” and “SES WS”, respectively.

“Today marks a significant milestone for us. The capital raised through this transaction is expected to provide SES with the necessary proceeds to continue accelerating its growth and fund key development initiatives. Key partnerships with world-class automakers strengthen the commercialization of SES’ technology and help position it to emerge as a leading global Li-Metal battery supplier. We expect to deliver strong value for our internal and external stakeholders over time as we continue to execute on our development and production plans to bring next generation lithium metal battery technology to global EV manufacturers,” said Qichao Hu, SES’s founder and Chief Executive Officer.

An upsized $275 million common stock PIPE offering priced at $10.00 per share also closed on February 3, 2022, immediately prior to the closing of the business combination. The PIPE investors include multiple industry leading OEMs and strategic partners as well as premier financial investors such as: Honda Motor Co. Ltd., General Motors, Hyundai Motor Company, Geely Holding Group, Kia Corporation, SAIC Motor, Koch Strategic Platforms, LG Technology Ventures, Foxconn, Vertex Ventures, Fidelity Investments Canada ULC (certain funds), and Franklin Templeton. SES investors also include SK Inc., Temasek, Tianqi Lithium, and Applied Materials.

Goldman Sachs & Co. LLC served as exclusive financial advisor, Deutsche Bank Securities served as exclusive capital markets advisor and White & Case LLP served as legal advisor to SES. Morgan Stanley & Co. LLC served as sole placement agent on the PIPE offering and as exclusive financial advisor to Ivanhoe. Kirkland & Ellis LLP served as legal advisor to Ivanhoe. ICR, LLC served as communications advisor to SES.

About SES

SES is a global leader in development and production of high-performance Li-Metal rechargeable batteries for electric vehicles (EVs) and other applications. Founded in 2012, SES is an integrated Li-Metal battery manufacturer with strong capabilities in material, cell, module, AI-powered safety algorithms and recycling. Formerly known as SolidEnergy Systems, SES is headquartered in Boston and has operations in Singapore, Shanghai, and Seoul. To learn more about SES, please visit: ses.ai/investors/

About Ivanhoe Capital Acquisition Corp.

Prior to the business combination, Ivanhoe Capital Acquisition Corp. (NYSE: IVAN) was a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Ivanhoe was formed to seek a target in industries related to the paradigm shift away from fossil fuels towards the electrification of industry and society.

Forward-looking statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding SES’s or its management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “project,” “forecast,” “predict,” “possible,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” and other similar expressions that predict or indicate future events or trends that are not statements of historical matters may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on SES’s current expectations and beliefs concerning future developments and involve a number of risks, uncertainties (some of which are beyond SES’s control) or other assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of the projected financial information with respect to SES; risks related to the development and commercialization of SES’s battery technology and the timing and achievement of expected business milestones; the effects of competition on SES’s business; the risk that the business combination disrupts current plans and operations of SES as a result of the consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; risks relating SES’s history of no revenues and net losses; the risk that SES’s joint development agreements and other strategic alliances could be unsuccessful; risks relating to delays in the design, manufacture, regulatory approval and launch of SES’s battery cells; the risk that SES may not establish supply relationships for necessary components or pay components that are more expensive than anticipated; risks relating to competition and rapid change in the electric vehicle battery market; safety risks posed by certain components of SES’s batteries; risks relating to machinery used in the production of SES’s batteries; risks relating to the willingness of commercial vehicle and specialty vehicle operators and consumers to adopt electric vehicles; risks relating to SES’s intellectual property portfolio; the ability of the combined company to issue equity or equity-linked securities or obtain debt financing in the future and those factors discussed under the heading “Risk Factors,” in the definitive proxy statement/prospectus relating to the business combination, and other documents of SES filed, or to be filed, with the SEC. There may be additional risks that SES does not presently know or that SES currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect SES’s expectations, plans or forecasts of future events and views only as of the date of this press release. SES anticipates that subsequent events and developments will cause its assessments to change. However, while SES may elect to update these forward-looking statements at some point in the future, SES specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing

SES’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact Information

Media: Irene Lam ilam@ses.ai

Investors: SESIR@icrinc.com

SOURCE: SES AI Corporation

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